Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Inpixon and Subsidiaries on Form S-8 of our report dated March 31, 2021, with respect to our audits of the consolidated financial statements of Inpixon and Subsidiaries as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 appearing in the Annual Report on Form 10-K of Inpixon for the year ended December 31, 2020.

/s/ Marcum LLP

Marcum LLP

New York, NY

June 4, 2021